UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 14, 2021

Thor Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9235 (Commission File Number)	93-0768752 (IRS Employer Identification No.)

601 East Beardsley Avenue, Elkhart, Indiana (Address of Principal Executive Offices)	46514-3305 (Zip Code)

Registrant’s telephone number, including area code: (574) 970-7460

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par value $.10 Per Share)	THO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into or Amendment of a Material Definitive Agreement.

On October 14, 2021, Thor Industries, Inc. (the “Company”) issued $500,000,000 principal amount of its 4.000% Senior Notes due 2029 (the “Notes”) in a private transaction that is not subject to the registration requirements of the Securities Act of 1933, as amended. The Notes were issued pursuant to, and are governed by, an indenture (the “Indenture”), dated as of October 14, 2021, among the Company, the guarantors named therein and U.S. Bank National Association, as trustee (the “Trustee”).

The Company intends to use the net proceeds from the offering of Notes, along with cash on hand, to repay a portion of the indebtedness outstanding under its existing ABL revolving credit facility, and for the payment of all fees and expenses related to the Notes offering and such repayment.

The Notes will be fully and unconditionally guaranteed (the "Guarantees"), on a senior, unsecured basis, by all existing and future domestic subsidiaries of the Company that guarantee the existing Senior Secured Term Loan B Credit Facilities of the Company (the “Guarantors” and each a "Guarantor").  The Notes and the Guarantees will be senior, unsecured obligations of the Company and the Guarantors, respectively, and will be (i) pari passu in right of payment with the Company’s and Guarantors' existing and future senior indebtedness; (ii) effectively subordinated to the Company’s and Guarantors' existing and future secured indebtedness, to the extent of the value of the assets securing that indebtedness; (iii) senior in right of payment to the Company’s and Guarantors' existing and future indebtedness that is expressly subordinated to the Notes or the Guarantees; and (iv) structurally subordinated to all existing and future indebtedness and other liabilities, including preferred stock, of the Company’s or Guarantors' subsidiaries that are not Guarantors.

The Notes will accrue interest at a rate of 4.000% per annum, payable semi-annually in arrears on April 15 and October 15 of each year, beginning on April 15, 2022. The Notes will mature on October 15, 2029, unless earlier repurchased or redeemed.

At any time prior to October 15, 2024, the Company may redeem some or all of the Notes at a price equal to 100% of the principal amount of the note, plus a “make-whole” premium as set forth in the Indenture, together with accrued and unpaid interest, if any, to, but excluding, the redemption date. The Company may also redeem the Notes at its option, in whole or in part, at any time on or after October 15, 2024, at a redemption price equal to (i) 102.000% of the principal amount, if redeemed during the twelve-month period beginning on October 15, 2024, (ii) 101.000% of the principal amount, if redeemed during the twelve-month period beginning on October 15, 2025, and (iii) 100.000% of the principal amount, if redeemed on October 15, 2026 and thereafter, in each case plus accrued and unpaid interest to, but excluding, the redemption date. Further, at any time on or prior to October 15, 2024, the Company may redeem the Notes with the net cash proceeds received by the Company from certain equity offerings at a redemption price of 104% of the principal amount of the Notes to be redeemed, together with accrued and unpaid interest, if any, to, but excluding, the redemption date, not to exceed 40% of the original aggregate principal amount of the Notes, provided that at least 60% of the principal amount of Notes originally issued on the issue date remain outstanding immediately following such redemption.  The Company may also redeem any Notes remaining outstanding following a tender offer for the Notes in which not less than 90% in aggregate principal amount of the outstanding Notes are validly tendered and not withdrawn and are purchased at a redemption price equal to the amount paid in the tender offer, plus (to the extent not included in the tender offer payment) accrued and unpaid interest thereon to, but excluding the redemption date or purchase.

The Indenture requires that, upon the occurrence of a Change of Control (as defined in the Indenture) accompanied by a Rating Decline (as defined in the Indenture), unless the Company has exercised its right to redeem all of the Notes pursuant to the Indenture, the Company shall offer to purchase all of the Notes at a purchase price in cash equal to 101% of the outstanding principal amount of such Notes, plus accrued and unpaid interest to, but excluding, the repurchase date. If the Company or its restricted subsidiaries sell assets, under certain circumstances, the Company will be required to use all or a portion of the net proceeds from such asset sales to make an offer to purchase Notes at an offer price in cash in an amount equal to 100% of the outstanding principal amount of such Notes, plus accrued and unpaid interest to, but excluding, the repurchase date.

The Indenture contains customary covenants that, among other things and subject to certain exceptions set forth in the Indenture, restrict the ability of the Company and its restricted subsidiaries to incur additional indebtedness and guarantee indebtedness; pay dividends or make other distributions or repurchase or redeem the Company’s capital stock; prepay, redeem or repurchase certain debt; issue certain preferred stock or similar equity securities; make loans and investments; sell or otherwise dispose of assets; incur liens; enter into transactions with affiliates; enter into agreements restricting the ability of the Company’s restricted subsidiaries to pay dividends and make other distributions; and consolidate, merge or sell substantially all of the Company’s or any Guarantor’s assets. Certain of the covenants will be suspended upon the Notes achieving an investment grade rating from specified rating agencies (provided such covenants will be reinstated if the Notes are subsequently downgraded from an investment grade rating).

The terms of the Indenture include customary events of default, including, but not limited to, failure to make payment, failure to comply with the obligations set forth in the Indenture, certain defaults on certain other indebtedness, failure by the Company to pay certain judgments, certain bankruptcy and insolvency events and invalidity of the Guarantees issued pursuant to the Indenture.  If an event of default (other than a default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the trustee or the holders of at least 25% in principal amount of outstanding Notes by notice to the Company may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of, premium, if any, and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the trustee or any holders.

The above description of the Indenture, the Notes and the Guarantees is a summary and is not complete. A copy of the Indenture and the form of the certificate representing the Notes are filed as exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the Indenture and the Notes set forth in such exhibits.

Item 2.03. Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On October 14, 2021, the Company issued a press release with respect to the closing of its Senior Notes offering, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference in response to this Item 8.01.

Neither this Current Report on Form 8-K nor the press release constitutes an offer to sell, or the solicitation of an offer to buy, the Notes or any other securities of the Company.

Item 9.01. Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description
4.1	Indenture, dated as of October 14, 2021, among Thor Industries, Inc., the guarantors named therein and U.S. Bank National Association, as trustee.
4.2	Form of certificate representing the 4.000% Senior Notes due 2029 (included as Exhibit A to Exhibit 4.1).
99.1	Press release issued by the Company dated October 14, 2021
104	Cover page interactive data file (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THOR INDUSTRIES, INC.

Date	October 14, 2021		/s/ W. Todd Woelfer
		Name:	W. Todd Woelfer
		Title:	Senior Vice President, General Counsel and Secretary